SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant                        [x]
Filed by a Party other than the Registrant     [ ]
Check the appropriate box:
[X]      Preliminary Proxy Statement
[ ]      Confidential, For Use of the Commission
          Only (as permitted by Rule 14a-6(e) (2)
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Computer Outsourcing Services, Inc.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)  Title of each class of securities to which transaction applies:

        2)  Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        4)  Proposed maximum aggregate value of transaction:

        5)  Total fee paid:

[ ]     Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:

        2)  Form, Schedule or Registration Statement no.:

        3)  Filing Party:

        4)  Date Filed:

                   NOTICE of ANNUAL MEETING of STOCKHOLDERS

                               April 26, 2000
                  ------------------------------------------


The Annual Meeting of Stockholders will be held at 9:00A.M. on Wednesday, April 26, 2000, at the offices of the Company at 2 Christie Heights Street, Leonia, NJ 07605, for the following purposes:

          1. To elect three Directors of the Company for a three year term.

          2. To act upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized common shares that may be issued to 20,000,000.

          3. To act on a proposal to restate the Company's 1992 Stock Option and Stock Appreciation Rights Plan incorporating all prior amendments and increasing the total number of shares of common stock for which options may be granted from 1,700,000 to 2,200,000; and

          4. To transact such other business as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on February 28, 2000 will be entitled to vote at the Annual Meeting.

You are cordially invited to attend the Annual Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE YOUR PROXY AND
   RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN
                    PERSON, YOUR PROXY WILL NOT BE USED.

                                           By order of the Board of Directors,

                                           /s/ Nicholas J. Letizia
                                           --------------------------
                                           Nicholas J. Letizia
                                           Secretary




February 28, 2000

                     COMPUTER OUTSOURCING SERVICES, INC.
                          2 Christie Heights Street
                          Leonia, New Jersey  07605
                               (201) 840-4700
                     -----------------------------------


                               PROXY STATEMENT
      For the Annual Meeting of Stockholders to be held on April 26, 2000
      -------------------------------------------------------------------

                             GENERAL INFORMATION
                             -------------------

The enclosed Proxy is solicited on behalf of the Board of Directors of Computer Outsourcing Services, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at 9:00A.M. on Wednesday, April 26, 2000 (the "Meeting Date") at the offices of the Company at 2 Christie Heights Street, Leonia, NJ 07605.

The authority granted by an executed Proxy may be revoked at any time before its use by (a) filing a written revocation with the Secretary of the Company, (b) submitting a new, duly-executed Proxy bearing a later date, or (c) voting in person at the Meeting. Shares represented by valid Proxies will be voted at the Meeting in accordance with the specifications in the Proxies. If no specifica-tions are made in otherwise properly executed Proxies they will be voted FOR
(1) the election of the Directors nominated by the Board, (2) amending the Company's Certificate of Incorporation, and (3) restating the Company's 1992 Stock Option and Stock Appreciation Rights Plan.

Only stockholders of record at the close of business on February 28, 2000 (the "Record Date") will be entitled to vote at the Meeting, either in person or by Proxy. On the Record Date, the Company had outstanding 4,8xx,xxx shares of common stock, $0.01 par value, each entitled to one vote. The Company's common stock is its only class of voting stock outstanding. A majority in interest of the outstanding common stock, represented at the meeting either in person or by Proxy, constitutes a quorum for the transaction of business.

The Company will bear the cost of the solicitation of Proxies including, upon request, reimbursement of brokerage companies and other nominees for their reasonable expenses in forwarding solicitation materials to beneficial owners of common stock. In addition to the use of the mails, employees of the Company may devote part of their time to the solicitation of Proxies by telephone, telegraph, or in person, but no additional compensation will be paid to them.

The approximate date on which this Proxy Statement and accompanying Proxy are first being sent or given to stockholders is March 8, 2000.

       SECURITY OWNERSHIP of CERTAIN BENEFICIAL OWNERS and MANAGEMENT
       --------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 28, 2000 by (a) all current Directors of the Company, (b) the Chief Executive Officer and the four executive officers of the Company whose salary exceeded $100,000 in the most recent fiscal year (together, the "Named Executives"), (c) all directors and executive officers as a group, and (d) any other person known by the Company to be the beneficial owner of more than 5% of its Common Stock. Beneficial owner-ship includes shares which the beneficial owner has the right to acquire within sixty days of the above date from the exercise of options, warrants, or similar obligations. If no address is shown, the address of the beneficial owner is in care of the Company.

         BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK
-------------------------------------------------------------------------
                                       Number of Shares        Percentage
Name and Address of Beneficial Owner   Beneficially Owned       of Class
------------------------------------   ------------------      ----------
Zach Lonstein                          (1)  1,669,423            33.3%

Robert B. Wallach                      (2)    365,252             7.0%

Warren E. Ousley                              196,154             4.1%

Howard Waltman                         (3)     81,000             1.7%

Joseph Lynaugh                         (4)     23,750              *

Thomas Laudati                         (5)     19,500              *

John C. Platt                          (6)      8,500              *

Peter DaPuzzo                          (7)      6,250              *

Nicholas J. Letizia                    (8)      1,600              *

Kenneth DiSessa                        (9)        600              *

All Directors and Executive Officers
  as a group (11  persons)            (10)  2,322,861            43.1%

Kern Capital Management, LLC
114 West 47th Street - Suite 1926
New York, NY  10036                           506,300            10.5%

Cahill, Warnock Strategic Partners
  Fund, L.P.
1 South Street - Suite 2150
Baltimore, MD  21202                          358,864             7.4%
-------------------------------------------------------------------------
                  *       Less than 1% of Class

        (1) Includes 170,002 shares of Common Stock issuable upon exercise of vested options held by Mr. Lonstein.

        (2) Includes 362,002 shares of Common Stock issuable upon exercise of vested options held by Mr. Wallach.

        (3) Includes 12,500 shares of Common Stock issuable upon exercise of non-qualified options held by Mr. Waltman.

        (4) Includes 13,750 shares of Common Stock issuable upon exercise of non-qualified options held by Mr. Lynaugh.

        (5) Includes 19,500 shares of Common Stock issuable upon exercise of vested options held by Mr. Laudati.

        (6) Includes 8,500 shares of Common Stock issuable upon exercise of vested options held by Mr. Platt.

        (7) Includes 1,250 shares of Common Stock issuable upon exercise of non-qualified options held by Mr. DaPuzzo.

        (8) Includes 1,600 shares of Common Stock issuable upon exercise of vested options held by Mr. Letizia.

        (9) Includes 600 shares of Common Stock issuable upon exercise of vested options held by Mr. DiSessa.

       (10) Includes 589,704 shares of Common Stock issuable upon exercise of vested options collectively held by all directors and executive officers of the Company.

                     PROPOSAL I - ELECTION of DIRECTORS
                     ----------------------------------

The Board of Directors has fixed the number of Directors at seven for the coming year. The Board is divided into three classes. Class A nominees were elected at last year's Annual Meeting for a term of three years, Class B nominees were elected for a term of two years, and Class C nominees were elected for a term of one year. Each Director is to serve until his successor is duly elected and qualified. At this Meeting, Class C Directors will be voted upon for election for a three year term. Mr. DaPuzzo was elected as a Director by the Board on July 21, 1999, and has been included in Class C.

The persons named in the table below are the Class C directors nominated for election at the Meeting, each to serve a three year term or until their respective successors are duly elected and qualified. Each has consented to being named a nominee in this Proxy Statement and has agreed to serve as a Director if elected at the Meeting. Unless otherwise indicated, the persons named in the Proxy intend to vote their shares for the election of these nominees. If any nominee becomes unable to serve prior to the meeting, Proxies will be voted for such other candidates as may be nominated by the Board of Directors.

Directors will be elected by a plurality of the votes properly cast at the meeting. Abstentions and broker non-votes will not be treated as votes cast for this purpose.
                                                  Director             Director
Name                Positions with the Company     Class       Age      Since
-----------------   ----------------------------  --------     ----    --------
Peter J. DaPuzzo    Director                         C          58       1999

Warren E. Ousley    President of a Subsidiary of
                     the Company and a Director      C          55       1999

Howard Waltman      Director                         C          67       1997

The name, principal occupation with the Company, and certain information concerning each of the Directors and executive officers of the Company are set forth in the table below. Also set forth following the table is certain additional information regarding each individual's business experience.
                                                         Director      Term
Name                 Positions with the Company    Age    Since      Expires
Zach Lonstein        Chairman of the Board of
                       Directors and Chief
                       Executive Officer            55     1984        2002
Robert B. Wallach    President and a Director       60     1992        2002
Joseph Lynaugh       Director                       60     1998        2001
John C. Platt        Vice President, Treasurer,
                       and a Director               46     1996        2001
Peter J. DaPuzzo     Director                       58     1999        2000
Warren E. Ousley     President of a Subsidiary of
                       the Company and a Director   55     1999        2000
Howard Waltman       Director                       67     1997        2000
Kenneth DiSessa      Senior Vice President          36       -           -
Thomas Laudati       Senior Vice President          42       -           -
Garry Lazarewicz     Senior Vice President          50       -           -
Nicholas J. Letizia  Chief Financial Officer
                       and Secretary                48       -           -



Zach Lonstein has been the Company's Chairman of the Board and Chief Executive Officer since he organized the Company in 1984, and President from 1984 to May 1996. From 1981 to 1984, Mr. Lonstein was Vice President and General Manager of the Commercial On-Line division of Informatics General Corporation ("Informatics" - subsequently renamed Sterling Federal Systems, Inc.), a computer software and services company listed on the New York Stock Exchange. In 1970, Mr. Lonstein was a founder and President of Transportation Computing Services Corp. ("TCS"). In 1981, TCS was sold to Informatics and eventually became the basis for the Commercial On-Line division, which the Company purchased in 1984.

Robert B. Wallach joined the Company in June 1995, has been President of the Company since May 1, 1996, and has been a Director of the Company since 1992. Prior to June 1995, he was sole proprietor of Horizons Associates, a consulting firm he founded in 1985. Mr. Wallach has more than 20 years of operating experience including senior management positions with Boeing Computer Services from 1970 to 1972 and Informatics from 1972 to 1982 and, from 1982 to 1985, as President of the Financial Information Services Group/Strategic Information division of Ziff Communications, which provided computer services to companies in the financial industry.

John C. Platt has been an employee of the Company since it was founded 1984, and has been a Vice President of the Company since 1986, its Treasurer beginning in 1992, and a Director since 1996. Prior to 1984, Mr. Platt held various positions with Informatics and TCS.

Joseph Lynaugh was elected to the Board of Directors on September 23, 1998. Mr. Lynaugh was President and Chief Executive Officer of NYLCare Health Plans, Inc. ("NYLCare") from its formation in January 1996 until his retirement following its acquisition by Aetna US Healthcare. Prior to the formation of NYLCare, Mr. Lynaugh was President of Sanus Corporation Health Systems ("Sanus"), a national health maintenance organization of which he was a founder in 1983.

Peter J. DaPuzzo was appointed to the Board of Directors on July 2, 1999. Mr. DaPuzzo is the Co-President and CEO of Cantor Fitzgerald and Company, the equity institutional sales and trading division of Cantor Fitzgerald LP. Mr. DaPuzzo is also a Senior Managing Director of Cantor Fitzgerald LP. Mr. DaPuzzo joined Cantor Fitzgerald in 1993.

Warren E. Ousley is President of ETG, Inc., ("ETG") a subsidiary of the Company. He is president and a director of Enterprise Technology Group, Incorporated ("Enterprise"), formerly an information technology consulting company he founded in March 1994. In December 1998, ETG purchased the business and certain assets of Enterprise, and Mr. Ousley became President of ETG. On March 31, 1999, Mr. Ousley became a Director of the Company. Prior to founding Enterprise, Mr. Ousley was Managing Director of the Technology Services Center of Bankers Trust.

Howard Waltman is Chairman of Express Scripts, Inc. ("ESI"), a Company he formed in 1986 as a subsidiary of Sanus, of which he was also a founder and former Chairman. Sanus was acquired by New York Life Insurance Company in 1987. ESI, which provides mail order pharmacy services and pharmacy claims processing services, was spun out of Sanus and taken public in June 1992. Mr. Waltman also founded Bradford National Corp., which was sold to McDonnell Douglas Corporation.

Kenneth DiSessa was appointed as the Company's Senior Vice President of Sales and Marketing in July 1999, and joined the Company as Vice President of South-east Sales in November 1998. From 1995 through October 1998, Mr. DiSessa was President and CEO of NCC Systems, Inc., a supplier of computer processing services and related equipment. From mid-1989 to 1995, he was a Sales Manager with Computer Task Group, Inc.

Thomas Laudati has been a Senior Vice President of the Company since 1997 and a Vice President of the Company since 1995, when the Company purchased MCC Corp. Mr. Laudati joined MCC Corp in 1988 as a senior analyst, and was promoted to Vice President of Technical Services in April 1991. Prior to joining MCC Corp., Mr. Laudati held positions in the programming departments of Horizons Bancorp and Colonial Life Insurance Company.

Garry Lazarewicz has been a Senior Vice President of the Company since August 1, 1999, and Vice President since June 1995, when the Company purchased MCC Corp. Mr. Lazarewicz, who oversees all corporate research and development, joined MCC Corp. in 1979, and was promoted to Vice President in 1985. From 1971 through 1979, he was employed at Global Terminal and Computer Services, where his last position was Director of MIS.

Nicholas J. Letizia has been the Company's Chief Financial Officer and Secretary since November 1998. Prior to that time, he was Chief Financial Officer of InterEquity Capital Corporation ("InterEquity"), a Small Business Investment Company headquartered in New York City. Before joining Interequity in November 1997, he was Vice President of, and later a consultant to Helmstar Group, Inc. from 1987 until November 1997. Mr. Letizia is a Certified Public Accountant and a member of the New Jersey Bar.


Meetings and Committees of the Board of Directors
-------------------------------------------------

The Board of Directors held three meetings during the fiscal year ended October 31, 1999, and took eight actions by unanimous written consent. The Company has standing Audit, Compensation, and Options Committees of the Board of Directors. The Company does not have a nominating committee. During the fiscal year ended October 31, 1999 (or for such shorter period during which they served) all Directors attended at least 75% of the meetings of the Board of Directors and the meetings of the committees on which they served.

The Audit Committee consists of Directors who are not employees of the Company. During the fiscal year ended October 31, 1999, the Audit Committee members were Messrs. Lynaugh and Waltman. The Audit Committee may meet periodically with management and the Company's independent certified public accountants to discuss their evaluation of internal accounting controls, the quality of financial reporting, and related matters. The independent auditors have free access to members of the Audit Committee without the presence of management, if necessary, to discuss the results of their audits. The Board of Directors, subject to the recommendation of the Audit Committee, may approve the extent of non-audit services provided by the independent auditors, giving due consideration to the impact of those services on the auditors' independence. During the fiscal year ended October 31, 1999, the Audit Committee met once.

The Compensation Committee consists of Messrs. Lonstein, Wallach, Lynaugh, and Waltman. The Compensation Committee's primary responsibilities are to recommend levels of executive compensation and to consider and recommend the establishment of various compensation plans for the Company's employees. The Board may also delegate to the Compensation Committee to negotiate contracts with certain employees. The Compensation Committee met twice during fiscal 1999.

The Options Committee, consisting of two Directors who are not employees of the Company, administers the Company's 1992 Stock Option and Stock Appreciation Rights Plan (the "Plan"). During fiscal 1999 the Options Committee members were Messrs. Lynaugh and Waltman. The Options Committee did not meet during fiscal 1999, as all Plan activity was handled by the full Board.

Compensation of Directors and Executive Officers
------------------------------------------------

The Summary Compensation Table below includes, for each of the fiscal years ended October 31, 1999, 1998, and 1997, individual compensation for services to the Company and its subsidiaries as paid to the Named Executives.

                                               SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------
                                                                                Long Term
                                                                               Compensation
                                                  Annual Compensation          - Awards
                                       --------------------------------------  ------------
                                                                                Securities
                              Fiscal                             Other Annual   Underlying      All Other
Name and Principal Position    Year    Salary ($)    Bonus ($)   Compensation   Options (#)  Compensation ($)
---------------------------   ------   ----------  ------------  ------------  ------------  ----------------
Zach Lonstein, Chief           1999    $  308,885  $ (a) 72,519  $ (b) 39,637     25,000     $    (c)  10,000
   Executive Officer and       1998       285,913        75,000    (b) 33,860     25,000          (c)  30,000
   Chairman of the Board       1997       240,666          -       (b) 30,730     25,000          (c)  30,000

Robert B. Wallach, President   1999       270,833          -             -          -                    -
   and Chief Operating Officer 1998       241,667       100,000          -       150,000                 -
                               1997       200,000        55,000          -       150,000                 -

Kenneth DiSessa, Senior        1999       115,000        54,000          -         3,000                 -
   Vice President (d)          1998          -             -             -          -                    -
                               1997          -             -             -          -                    -

Thomas Laudati, Senior         1999       134,583         25,000         -          -                    -
    Vice President             1998       125,833         25,000         -          -                    -
                               1997       104,315          8,500         -        12,500                 -

Nicholas J. Letizia, Chief     1999       125,000         25,000         -         8,000                 -
    Financial Officer (d)      1998          -              -            -          -                    -
                               1997          -              -            -          -                    -

(a) Bonus earned in fiscal 1999 and paid in February 2000, in accordance with the provisions of his employment contract (See "Agreements with Certain Executive Officers" below).

(b) Includes $31,075, $24,910, and $22,530 in 1999, 1998 and 1997, respectively, relating to a Company-provided vehicle and related expenses incurred for both business and personal use, and $8,562, $8,050, and $8,200 in 1999, 1998, and 1997, respectively, paid for a health club membership (See "Agreements with Certain Executive Officers" below).

(c) Fee relating to Mr. Lonstein's guarantee of the Company's obligations relating to the purchase of MCC Corporation. (See "Certain Relationships and Related Transactions" below).

(d) Messrs. DiSessa and Letizia joined the Company in November 1998.

The Named Executives may participate in certain group life, health, and other non-cash benefit plans, which are generally available to all Company employees. The Company also maintained 401(k) Savings Plans covering all eligible employees who have attained the age of 21 years and worked at least 1,000 hours in a one-year period. The Company may make matching contributions at the discretion of the Board of Directors. For the years ended October 31, 1999 and 1998, the Company did not make any matching contributions.

The following table sets forth, for the Chief Executive Officer and the Named Executives, all grants of stock options made during the fiscal year ended October 31, 1999. Executives not listed did not receive grants of stock options during the fiscal year. The Company did not award any stock appreciation rights or reprice any stock options during fiscal 1999.

                    OPTION GRANTS IN THE LAST FISCAL YEAR
------------------------------------------------------------------------------
                       Number of     % of Total
                       Securities     Options
                       Underlying    Granted to    Exercise
Name                    Options     Employees in     Price
                        Granted      Fiscal Year   ($/share)   Expiration Date
-------------------   -----------   ------------   ---------   ---------------
Zach Lonstein          25,000 (1)       16%         $ 11.481     Dec 31, 2003
Kenneth DiSessa         3,000 (2)        2%            9.000     Nov 1, 2008
Nicholas J. Letizia     8,000 (3)        5%            9.000     Nov 1, 2008

(1) Become exercisable as to 5,000 shares in each of five years beginning January 1, 1999.
(2) Become exercisable as to 600 shares in each of five years beginning November 2, 1999.
(3) Become exercisable as to 1,600 shares in each of five years beginning November 2, 1999.

Aggregated Option Exercises and Fiscal Year-End Option Values
-------------------------------------------------------------

The following table contains information concerning the stock options held by the Chief Executive Officer and the Named Executives during the fiscal year ended October 31, 1999. No stock appreciation rights have been granted by the Company.

               AGGREGATED OPTION EXERCISES DURING THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
-----------------------------------------------------------------------------------------------------------------------
                        Securities Received from              Number of Securities             Value of Unexercised
                      Exercise of Options during the         Underlying Unexercised           In-the-Money Options at
                       Year ended October 31, 1999       Options at October 31, 1999 (#)      October 31, 1999 ($) (2)
                      ------------------------------     ------------------------------     ---------------------------
                      Number of         Net Value
Name                   Shares        Received ($)(1)     Exercisable      Unexercisable     Exercisable   Unexercisable
-------------------   ---------      ---------------     -----------      -------------     -----------   -------------
Zach Lonstein          25,000        $        87,500         75,000            50,000       $   345,435   $      90,665
Robert Wallach         23,000                163,625        257,000           120,000         1,516,875         225,000
Kenneth DiSessa          -                      -              -                3,000              -              3,375
Thomas Laudati           -                      -            19,500             8,000           113,469          40,750
Nicholas J. Letizia      -                      -              -                8,000              -              9,000

(1) The amount shown represents the aggregate excess of the market value of the shares of common stock as of the date of the exercise over the exercise price paid.

(2) The amounts shown represent the aggregate excess of the market value of shares of common stock underlying options at October 31, 1999 over the exercise price of those options.

Compensation of Directors
-------------------------

During fiscal year 1999, each of the members of the Board of Directors who were not full-time employees of the Company, were granted non-qualified options to purchase 1,250 shares of the Company's Common Stock for each meeting attended. Employees of the Company who are also Directors do not receive compensation for their service as Directors.

Agreements with Certain Executive Officers and Directors
--------------------------------------------------------

On January 1, 1995, Mr. Lonstein entered into an employment agreement with the Company (the "1995 Agreement") for a term of five years, providing for a base annual salary of $250,000, annual increases of 5%, and an annual bonus equal to 5% of the amount by which the Company's yearly pretax net income (as defined therein) exceeds 150% of the pretax net income for the fiscal year ended October 31, 1992. For fiscal 1999, Mr. Lonstein earned a bonus of $72,519, which was paid to him in February 2000. Additionally, beginning on January 1, 1995, and on each of the four succeeding anniversaries thereof, the Company agreed to grant an option to Mr. Lonstein to purchase 25,000 shares of the Company's Common Stock at an exercise price equal to 110% of the market value of the stock on that date, in accordance with the 1992 Stock Option and Stock Appreciation Rights Plan. As of October 31, 1999, five such grants were made. In addition, the 1995 Agreement required that the Company provide Mr. Lonstein a current model automobile; pay for all repairs, maintenance and business related expenses thereon; and purchase a health club membership for Mr. Lonstein and pay related expenses.

Effective as of November 1, 1999, Mr. Lonstein and the Company entered into a new employment agreement with a three-year term with automatic one-year extensions. This new agreement, which supercedes the 1995 Agreement, provides for an annual salary of $375,000 with increases in years two and three of at least 5% per annum and bonuses, payable at each year-end, of up to each year's base salary. The Compensation Committee of the Board of Directors may provide for a greater annual increase and will set the parameters for the bonus calculation. The new agreement also provides for a grant of an option to purchase 150,000 shares of the Company's common stock at an exercise price equal to 110% of the market value of the stock on November 1, 1999, in accordance with the 1992 Stock Option and Stock Appreciation Rights Plan. In addition, the new agreement requires that the Company provide Mr. Lonstein a current model automobile, pay for all repairs, maintenance, and business related expenses thereon, and to also purchase a health club membership for Mr. Lonstein and pay related expenses. The new agreement provides that the Company shall nominate Mr. Lonstein to serve as the Chairman of the Company's Board of Directors.

The Company is the beneficiary of a $1,000,000 "key-man" life insurance policy that it maintains on Mr. Lonstein. During fiscal 1997, Mr. Lonstein voluntarily elected to reduce his annual compensation below the amount called for in his employment agreement.

Effective as of November 1, 1999, Mr. Wallach and the Company entered into an employment agreement with a three-year term with automatic one-year extensions. This agreement provides for an annual salary of $375,000 with increases in years two and three of at least 5% and bonuses, payable at each year-end, of up to each year's base salary. The Compensation Committee of the Board of Directors may provide for a greater annual increase and will set the parameters for the bonus calculation. The agreement also provides for a grant of an option to purchase 150,000 shares of the Company's common stock at an exercise price equal to the market value of the stock on November 1, 1999, in accordance with the 1992 Stock Option and Stock Appreciation Rights Plan. In addition, the agreement requires that the Company provide Mr. Wallach a current model automobile; pay for all repairs, maintenance and business related expenses thereon; and purchase a health club membership for Mr. Wallach and pay related expenses. The agreement provides that the Company shall nominate Mr. Wallach to serve on the Company's Board of Directors.

On December 18, 1998, a subsidiary of the Company purchased certain assets and the business of Enterprise Technology Group, Incorporated ("Enterprise") for $4,000,000 in cash and 300,000 shares of the Company's common stock. Certain additional consideration in the form of cash and common stock may be payable, at various times, based upon the future performance of the acquired business over the period ending December 31, 2001. Mr. Ousley is a majority stockholder in Enterprise, and as such would receive a proportionate share of any additional consideration paid as described above. On December 28, 1998, the subsidiary changed its name to ETG, Inc ("ETG").

The purchase agreement also provided that Mr. Ousley should be appointed to the Company's Board of Directors, subject to the approval thereof, and further that he is to be nominated as a member of the slate of Directors at the Company's annual meetings. The commitment to nominate Mr. Ousley began with last year's annual meeting and continues for two additional years. Messrs. Lonstein and Wallach have agreed to vote their shares for his election at each of the meetings, as long as Mr. Ousley remains an employee of the Company or any of its subsidiaries.

Mr. Ousley has an employment and non-competition agreement. This agreement, which expires November 30, 2001, provides for an annual salary of $268,000 with increases and annual bonuses to be determined by the Board of Directors. The non-competition provisions of the agreement extend for one year after the termination of the agreement.

Certain Relationships and Related Transactions
----------------------------------------------

As of October 31, 1999, Mr. Lonstein was indebted to the Company in the amount of $58,241. This indebtedness is payable on demand and bears interest at the prime rate plus 1% per annum.

As of October 31, 1999, Mr. Wallach was indebted to the Company in the amount of $60,955. This indebtedness is payable on demand and bears interest at the prime rate.

As compensation for providing a personal guarantee of certain acquisition indebtedness to the selling shareholder of MCC Corporation ("MCC") acquired in 1995, Mr. Lonstein was granted an annual fee of 3% of the $1,000,000 original value of such guarantee for the period during which the guarantee remains in effect. Such fee was paid in the form of a monthly reduction in the Chief Executive Officer's existing indebtedness to the Company. On February 1, 1999, the Company made the final payment on the above indebtedness, and Mr. Lonstein's guarantee terminated as of that date.

At the time of his election to the Company's Board of Directors in September 1998, Mr. Lynaugh purchased 10,000 shares of the Company's common stock from Mr. Lonstein, and was granted a non-qualified option to purchase an additional 10,000 shares.

                 Proposal II - Approval of Amendment to the
                   Company's Certificate of Incorporation
         To Increase the Number of Authorized Shares of Common Stock
         -----------------------------------------------------------

BACKGROUND

Management believes that the Company should increase its authorized shares to facilitate future growth as additional equity is needed or desirable.

THE PROPOSAL

The Certificate of Incorporation of the Company currently authorizes the issuance of a total of 10,000,000 shares of Common Stock. The Certificate of Incorporation also permits the issuance of a total of 1,000,000 shares of Preferred Stock, in one or more series, subject to the discretion of the Company's Board of Directors. On the record date, 4,841,365 shares of Common Stock were issued and outstanding and 1,289,248 shares of Common Stock were reserved for issuance under stock options and warrants granted or available for grant leaving 3,869,387 authorized shares of Common Stock available for future issuance.

The Board of Directors considers the proposed increase in the number of authorized shares desirable because it would give the Company the necessary flexibility to issue Common Stock to facilitate potential future growth. In order to accomplish these objectives, the Company is seeking to amend the Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 10,000,000 to 20,000,000.

DESCRIPTION AND TEXT OF PROPOSED AMENDMENT

On February 3, 2000, the Board of Directors unanimously adopted a resolution proposing and declaring the advisability of an amendment to Section 4 of the Certificate of Incorporation which would effect an increase in the number of authorized shares of Common Stock from 10,000,000 to 20,000,000. To become effective, the amendment must also be adopted by the stockholders of the Company. The resolution amending Section 4 of the Company's Certificate to increase the number of authorized shares of the Company's Common Stock is set forth below:

     Resolved:
          That subject to the approval of the shareholders of the Company, the Company's Certificate of Incorporation is hereby amended in the following respect:

          Article 4.1 in its entirety is hereby amended to read as follows:

               "Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 21,000,000, consisting of 1,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"), and 20,000,000 shares of common stock, par value $0.01 per share ("Common Stock)."

REASONS FOR PROPOSED AMENDMENT

The Board of Directors considers the proposed increase in the number of authorized shares desirable because it would permit the Board to pursue its growth strategy on an on-going basis, and would give the Board the necessary flexibility to have the Company issue Common Stock in connection with possible future transactions which management believes would provide potential growth. Additional authorized shares could also be used to raise cash through sales of stock to public and private investors. No definitive arrangements have been entered into in connection with any future transactions involving the issuance by the Company of shares of its Common Stock. Notwithstanding the foregoing, with the limited number of shares currently available, it would be impractical for the Company to evaluate or seek to consummate transactions that, if they could be accomplished, might enhance stockholder value. If additional shares are available, transactions dependent upon the issuance of additional shares would be less likely to be undermined by delays and uncertainties occasioned by the need to obtain prior stockholder authorization. The ability to issue shares, as deemed in the Company's best interests by the Board, will also permit the Company to avoid the expenses that would be incurred in holding special stockholders' meetings in the future. The Company has no definitive plans at this time for the use of the additional shares that would be authorized by this amendment.

CERTAIN EFFECTS OF THE PROPOSED AMENDMENT

The issuance of additional shares of Common Stock by the Company may potentially have an anti-takeover effect by making it more difficult to obtain stockholder approval of various actions, such as a merger or removal of management. The amendment to the Certificate of Incorporation, if approved, could strengthen the position of management and might make the removal of management more difficult, even if removal would be generally beneficial to the Company's stockholders.
The authorization to issue the additional shares of Common Stock would provide management with a capacity to negate the efforts of unfriendly tender offerors through the issuance of securities to others who are friendly or desirable to management.

The proposed amendment to the Certificate of Incorporation is not the result of management's knowledge of any specific effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise. The Company is not submitting this proposal to enable it to frustrate any efforts by another party to acquire a controlling interest or to seek Board representation.

The submission of the proposed amendment to the Certificate of Incorporation is not a part of any plan by the Company's management to adopt a series of amendments to the Company's Certificate of Incorporation or Bylaws (the "Bylaws") so as to render the takeover of the Company more difficult.

VOTE REQUIRED

As discussed above, to become effective, the amendment must be adopted by the Board of Directors and the stockholders. The Board already has adopted the amendment. Under Delaware law and the Company's Certificate of Incorporation, the amendment must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. Abstentions and broker non-votes will be treated as votes cast against Proposal II.

THE OFFICERS AND DIRECTORS OF THE COMPANY WILL VOTE THE SHARES OF COMMON STOCK BENEFICIALLY OWNED OR CONTROLLED BY THEM (REPRESENTING APPROXIMATELY 37% OF THE
    SHARES OF COMMON STOCK ISSUED AND OUTSTANDING) IN FAVOR OF THE PROPOSED
           AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL
         OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

         Proposal III - Approval of the Restatement of the Company's
            1992 Stock Option and Stock Appreciation Rights Plan,
      including an Increase in the Number of Shares Available for Grant

On February 3, 2000, the Board of Directors adopted a resolution, subject to shareholder approval, to restate the 1992 Stock Option and Stock Appreciation Rights Plan (the "Plan") to incorporate all previous amendments; to make minor changes that do not have a substantive effect; and to increase the number of shares available for grant under the Plan from 1,700,000 to 2,200,000.

The Board of Directors believes that stock options are valuable tools for the recruitment, retention and motivation of qualified employees, including officers, and other persons who can materially contribute to the Company's success. As of the Record Date, 220,648 shares remained available and the Company has contingent contractual obligations to grant options for an additional 170,150 shares at various times and subject to certain conditions. Further, the Company may wish to make additional grants to existing employees, new employees gained through normal growth or future business acquisitions (although the Company has no definitive plans for any such acquisitions at this time), or for other purposes. The Board of Directors believes that it is important to have additional shares available under the Plan to provide adequate incentives to the Company's workforce.

The material features of the Plan, including the proposed increase, are outlined below. The following summary is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Appendix A.

The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting, in person or by proxy, is necessary for approval of the restated Plan and, unless this vote is received, the restatement of the Plan, including the increase in the number of options available for grant, will not become effective. Abstentions and broker non-votes will be treated as votes cast against Proposal III.

Purpose of Plan
---------------

The purpose of the Plan is to provide incentive to selected directors, officers, employees and consultants of the Company and its subsidiaries, by providing them with the opportunities to realize stock appreciation, by facilitating stock ownership and by rewarding them for achieving a high level of corporate performance. The Plan is also intended to facilitate recruiting and retaining key personnel of outstanding ability.

Administration
--------------

The Plan is administered by a committee (the "Committee") appointed by the Company's Board of Directors. Except with respect to options granted to non-employee Directors, the Committee has the exclusive power to grant options under the Plan and to determine when and to whom options will be granted, and the form, amount and other terms and conditions of each grant, subject to the provisions of the Plan. The Committee has the authority to interpret the Plan and any grant or agreement made under the Plan.

Eligibility
-----------

The Plan provides for grants to all employees of the Company and its subsidiaries of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and for grants of non-qualified options to employees, officers, directors and consultants of the Company and its subsidiaries. Additionally, the Plan provides that each non-employee Director shall automatically be granted a stock option covering 1,250 shares for each meeting of the Board of Directors attended by that director during that fiscal year.

Types of Grants
---------------

The Company has discretion to determine whether an option grant shall be an incentive stock option or a non-qualified option. Subject to certain restrictions applicable to incentive stock options, options will be exercisable by the recipients at those times as are determined by the Committee, but in no event may the term of an option be longer than ten years after the date of grant (five years with respect to an incentive option granted to an employee holding 10% or more of the Company's stock). Both incentive and non-qualified stock options may be granted to recipients at such exercise prices as the Committee may determine, except that the exercise price of an incentive stock option shall not be less than 100% of the fair market value of the stock on the date of its grant (110% in the case of a grant to a 10% or greater shareholder) and the exercise price of a non-qualified option granted to a non-employee Director shall be the fair market value of the stock on the date of its grant.

The purchase price payable upon exercise of options may be paid in cash, by delivering, subject to the approval of the Options Committee, stock already owned by the holder (where the fair market value of the shares delivered on the date of exercise is equal to the option price of the stock being purchased), by forfeiting options owned by the holder (where differences between the fair market value of the shares and the exercise price of the forfeited options is equal to the option price of the stock being purchased), or a combination of cash, stock, and forfeited options.

Transferability
---------------

During the lifetime of an employee to whom an option has been granted, only the employee, or the employee's legal representative, may exercise an option. No options may be sold, assigned, transferred, exchanged or otherwise encumbered except to a successor in the event of an option holder's death.

Stock Appreciation Rights
-------------------------

Options may be accompanied by either general or limited stock appreciation rights. Upon exercising a stock appreciation right, a related option shall no longer be exercisable, but the options shall be considered to have been exercised to that extent for purposes of determining the number of shares available for the grant of further options. Upon exercise of a right, the holder receives the difference between the fair market value per share on the date the right is exercised and the purchase price per share at which the option is exercisable, multiplied by the number of shares with respect to which the right is being exercised. A limited right, however, may be exercised only during the period of a tender or exchange offer for the Company's shares.

Amendment or Termination
------------------------

The Board of Directors may amend or discontinue the Plan but no amendment or termination shall be made that would impair the rights of any holder of any option granted before the amendment or termination.

Federal Tax Considerations
--------------------------

The Company has been advised by its counsel that the grant, exercise and sale of options and stock under the Plan generally results in the following tax events for United States citizens under current United States Federal income tax laws.

Incentive Stock Options - A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time an incentive stock option is granted under the Plan. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of an incentive stock option and the Company will not be entitled to any deduction in connection with that exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a capital gain or loss based on the exercise price. The Company will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.

Except in the event of death, if shares acquired by a recipient upon the exercise of an incentive stock option are disposed of by the recipient before the expiration of the statutory holding periods, the recipient will be considered to have realized, as compensation taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on the disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount, since the recipient is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively.

The foregoing discussion applies only for regular Federal Income tax purposes. For alternative minimum tax purposes, at the time of exercise of an incentive stock option, the recipient would realize ordinary income.

Non-Qualified Stock Options - A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time a non-qualified stock option is granted under the Plan. At the time of exercise of a non-qualified stock option, the recipient would realize ordinary income, and the Company would be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the exercise price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE RESTATEMENT OF THE 1992 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN,
     INCLUDING THE INCREASE IN THE NUMBER OF OPTIONS THAT MAY BE GRANTED.



                          Securities Act Reporting
                          ------------------------

Section 16(a) of the Securities Exchange Act of 1934 requires the Executive Officers and Directors of the Company, and persons who beneficially own more than ten percent of the Company's Common Stock, to file reports of ownership of Company securities and changes of ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company.

Based solely on a review of the copies of reports furnished to the Company or representations of the Company's Directors and Executive Officers that no additional reports were required, the Company believes that during the fiscal year ended October 31, 1998 the Executive Officers, Directors, and other persons beneficially owning more than ten percent of the Company's Common Stock complied with all applicable Section 16(a) filing requirements.

                 Information Concerning Independent Auditors
                 -------------------------------------------

Representation at the Meeting

A representative of Ernst & Young, LLP is expected to be present at the Meeting, will have an opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.


                Stockholder Proposals for Next Annual Meeting
                ---------------------------------------------

In order for a stockholder proposal to be considered for inclusion in the Company's Proxy Materials for the 2001 Annual Meeting, it must be received by the Company's Secretary at 2 Christie Heights Street, Leonia, NJ 07605, no later than December 31, 2000.


                               Other Business
                               --------------

The Board of Directors knows of no other business to be acted upon at the Meeting other than the matters described in this Proxy Statement. If other business is properly presented for consideration at the Meeting, or any adjournment thereof, the enclosed Proxy shall be deemed to confer discretionary authority on the persons named therein to vote the shares represented by such Proxy as to such other business.

The Board of Directors would appreciate the prompt return of the enclosed Proxy, signed and dated.


                                Annual Report
                                -------------

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED
 OCTOBER 31, 1999 WILL BE PROVIDED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE
  SECRETARY OF THE COMPANY AT: 2 CHRISTIE HEIGHTS STREET, LEONIA, NJ  07605.

                                 APPENDIX A


                     COMPUTER OUTSOURCING SERVICES, INC.
                     -----------------------------------

                              1992 STOCK OPTION
                              -----------------

                                     AND

                       STOCK APPRECIATION RIGHTS PLAN
                       ------------------------------


	1.	Purpose.  The Purpose of this 1992 Stock Option and Stock
Appreciation Rights Plan ("Plan") of Computer Outsourcing Services, Inc., a Delaware corporation, is to encourage certain officers, employees, directors and consultants of the Company (as hereinafter defined) to acquire and hold stock in the Company as an added incentive to remain with the Company and to increase their efforts in promoting the interests of the Company and to enable the Company to attract and retain persons of competence.

		The term "subsidiary," as used herein, shall mean any corporation (other than Computer Outsourcing Services, Inc.) in an unbroken chain of corporations beginning with and including Computer Outsourcing Services, Inc., if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The term "Company," as used herein shall include Computer Outsourcing Services, Inc. and any present or future subsidiary thereof.

        2. Stock Options and Stock Appreciation Rights. Awards under the Plan shall be granted in the form of stock options ("Option" or "Options"), which may either qualify for treatment as Incentive Stock Options ("ISOs") within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, (the "IRC") or not so qualify ("Non-Qualifying Stock Options" or "NQSOs"). Either type of Option may be accompanied by general or limited stock appreciation rights.

		The term "Shares," as used herein, shall mean shares of the common stock, $.01 par value, of the Company. The term "General Right" shall mean a stock appreciation right as defined in Section 9. The term "Limited Right" shall mean a stock appreciation right as defined in section 10. The term "Right" shall mean any General Right or Limited Right.

		The aggregate number of Shares which may be issued and sold under the Plan shall not, except as such number may be adjusted pursuant to
Section 8 hereof, exceed 2,200,000 Shares, which may be either authorized and unissued Shares or issued Shares reacquired by the Company. The total number of Shares subject to Options authorized under the Plan shall be subject to increase or decrease in order to give effect to the adjustment provisions of Section 8 hereof and to give effect to any amendment adopted as provided in Section 12 hereof. Notwithstanding the above limitation, any shares subject to an Option under the Plan which terminates, is canceled or expires for any reason without being either exercised in full or surrendered in full in connection with the exercise of a Right, may again be subjected to an Option under the Plan, unless the Plan shall have been terminated. Existing Options may be canceled and new options granted at a lower price in the event of decline in the market value of the Shares.

        3. Eligibility. ISO awards shall be granted only to officers (including those who are also directors) and other employees who, at the time of the grant of the award (a) are employees of the Company and (b) shall be selected by the Committee (as hereinafter defined). NQSO awards shall be granted only to officers, employees, directors and consultants of the Company who, at the time of grant of the award (a) serve in one or more of such capacities with the Company and (b) shall be selected by the Committee. A person to whom an award is granted hereunder is hereafter sometimes referred to as an "Optionee."

                Optionee are eligible to receive more than one Option grant during the life of the Plan and such Option may be in addition to or in substitution for, an Option or Options previously granted under the Plan, under another stock option plan of the Company or under a plan of another corporation assumed by the Company. Related Rights may also be granted to such Optionee, pursuant to Section 9 and 10 hereof, concurrently with or subsequent to any grant of Options. No Options or Rights shall be granted under the Plan after the tenth anniversary date of the adoption of the Plan by the Company's Board of Directors.

                Each Option and/or Right granted pursuant to the Plan shall be evidenced by a written Option and/or Right Agreement between the Company and the Optionee which shall contain such provisions, terms and conditions including the period of their exercise, whether in installments or otherwise, which need not be the same for all Options or Rights, as the Committee shall determine to be appropriate and within the contemplation of the Plan.

                As used in the Plan, the term "employment" shall mean employment by the Company, and the term "employee" shall be deemed to include any salaried officer and any salaried person who is also a director; provided, that a director who is not a salaried employee shall not be entitled to receive or hold an ISO under the Plan. Whether military, government or public service shall constitute termination of employment for purposes of this Plan or any option granted thereunder shall be determined in each case by the Committee.

                Notwithstanding anything to the contrary continued herein, each Non-Employee Director (as defined below) shall automatically receive an Option to purchase 1,250 Shares for each meeting of the Board of Directors attended by that Non-Employee Director. As used in the Plan, the term "Non-Employee Director" shall mean a director of the Company who (i) is not an employee of the Company who is or who shall have been for at least one year prior to such appointment eligible to participate in the Plan or any other stock plan of the Company and (ii) is a "disinterested person" as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any similar rule which may be in effect.

        4. Administration of the Plan. The Board of Directors of the Company ("Board") shall appoint a committee ("Committee") to administer the Plan. The Committee shall consist of not less than two members of the Board, each of whom shall be a non-employee director.

                Subject to the express provisions of the Plan, the committee shall have the authority, exercisable in its discretion, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan including, without limiting the generality of the foregoing, to grant Options, to determine the purchase price of the Shares covered by each Option, the persons to who, and the time or times at which, Options shall be granted and the number of Shares to be covered by each Option; to determine which Options shall be accompanied by Rights; to interpret the Plan; to determine, in the case of employees, whether Options shall be ISO or NQSO's to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option and/or Rights Agreement (which need not be identical) entered into in connection with awards under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

                Vacancies in the Committee shall be filled by the Board. The Committee may act by a majority of its members either at a meeting, by written consent, or conference telephone meeting. No member of the Board or of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option or Right. The Board may at any time remove one of more members of the Committee and substitute others, and a majority of disinterested members of the Board shall at all times have the right to exercise any and all rights and powers of the Committee.

        5. Option Price. The purchase price of the Shares covered by each Option shall be established by the Committee, but in no event shall be less than 50% of the Fair Market Value of the Shares on the date the Option is granted. Notwithstanding the foregoing, the purchase price of the Shares covered by each Option granted to a Non-Employee Director shall be the Fair Market Value of the Shares on the date the Option is granted. The term "Fair Market Value" shall mean (i) if the Shares are listed on a national securities exchange or the NASDAQ system, the mean between the highest and lowest sales prices for the Shares on such date, or, if no such prices are reported for such day, then on the next preceding day on which there were reported prices or (ii) if the Shares are not listed on a national securities exchange or the NASDAQ system, the mean between the bid and asked prices for the shares on such date, or if no such prices are reported for such day, then on the next preceding day on which there were reported prices. In the case of an ISO, in no event shall the purchase price of the Shares covered by the ISO be less than 100% of the Fair Market Value of the Shares on the date the ISO is granted. In the case of an ISO granted to an employee who owns, directly or through attribution, more than 10 percent of the total voting power of all classes of stock of the Company (an "Insider ISO"), the purchase price of the Shares shall in no event be less than 110% of the Fair Market Value of the Shares on the date the ISO is granted. The Option price may be subject to adjustment in accordance with the provisions of
Section 8 hereof. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the date on which Option is granted. The price so determined shall also be applicable in connection with the exercise of any related Right.

        6.      Period of Option and Certain Limitations on Right to Exercise.

        (a) Options shall be exercisable over the Option period as, and at the times the Committee determines. The Option period shall be determined by the Committee, but shall not exceed ten years from the date of the grant of such option (except as provided in (e) below). In the case of an Insider ISO, the Option period shall not exceed five years from the date of the grant of such Option.

	(b)	Except as provided in (d) and (e) below, however, an ISO may not be exercised unless the Optionee is then in the employ of the Company and shall have been continuously so employed since the date of the grant of the Option. Absence on leave approved by the Committee shall not be considered a termination of employment for any purpose of the Plan. The Committee may, if it or counsel for the Company shall deem it necessary or desirable for any reason, require as a condition of exercise, that the Optionee (or the purchaser acting under (c) or (e) below) represent in writing to the Company at the time of the exercise of such Option that it is the Optionee's then intention to acquire the Shares as to which the Option is then being exercised for investment and not with a view to the distribution thereof.

	(c)	Options granted under the Plan to an Optionee shall not be
transferable otherwise than by will or by the laws of descent and distribution, and such Option shall be exercisable, during the Optionee's lifetime, only by him or his legal guardian or legal representative. A transfer of an Option by will or by the laws of descent and distribution shall not be effective unless the Committee shall have been furnished with such evidence as it may deem necessary to establish the validity of the transfer.

	(d)	Unless earlier terminated in accordance with their terms, all
Options of any Optionee shall terminate ninety days after any of the following:

                (i) voluntary termination of employment by the Optionee, with or without Company consent, or

                (ii) termination of the Optionee's employment by the Company other than for cause, or

                (iii) termination of the Optionee's employment because of disability, retirement, or because the employing subsidiary has ceased to be a subsidiary of the Company and the Optionee did not, prior thereto or contemporaneously therewith, become an employee of the Company or of another subsidiary, or

                (iv) termination of the Optionee's service as a Director or consultant of the Company (other than for cause), unless the Optionee remains thereafter an employee of the Company; provided, that if the employment of an Optionee (or service as a Director or consultant) shall be terminated for cause (which shall be determined by the Committee), all of such Optionee's Options shall terminate as of the date of such termination for cause.

	(e)	If an Optionee dies while in the employ of the Company or in the service of the Company as a Director or consultant, or within ninety days after the date on which the Optionee ceased to be an employee, Director or consultant of the Company (other than by reason of termination for cause), the Option theretofore granted to the Optionee shall be exercisable by the Optionee's estate, or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the Optionee, but only within a period of twelve calender months next succeeding such death and then only if and to the extent that the Optionee was entitled to exercise such Option at the date of death, except that the number of shares may be adjusted in accordance with the provisions of Section 8 hereof.

	(f)	An ISO, granted under the Plan, in order to remain qualified as such, shall be subject to all other limitations on exercise imposed by the IRC to qualify for treatment as an ISO.

        7. Payment of Options Price and Cancellation of Options. An Option granted under the Plan shall be exercised by giving written notice of such exercise to the Secretary of the Company. The Option price for the Shares with respect to which any Option is exercised shall be paid in full at the time of exercise.

                The Option price shall be paid in (a) cash, (b) with the approval of the Committee (which may be withheld in its sole discretion), Shares having a fair market value, as determined by the Committee, at least equal to the Option price, (c) a cashless exercise whereby the Optionee forfeits unexercised Options and uses the difference between the fair market value of the Shares and the exercise price of the forfeited Options, (d) any combination of the foregoing; and with the approval of the Committee (which may be withheld in its sole discretion) may be affected wholly or in part by monies borrowed from the Company pursuant to repayment terms and conditions as shall be determined from time to time by the Committee, in its discretion, separately with respect to each exercise of Options and each Optionee; provided, that each such method and time for payment and each such borrowing and terms and conditions of repayment shall then be permitted by and be in compliance with applicable law. An Option may not be exercised for a fraction of a Share. No holder of any Option or legal representative, legatee or distributee of such holder, as the case may be, will be, or will be deemed to be, a holder of any Shares covered by an Option unless and until certificates for the Shares are issued to the Optionee or representative, legatee or distributee under the Plan.

        8. Effect of Changes in Shares. If there is any change in the Shares of the Company through the declaration of stock dividends, or through recapitalization resulting in stock splits, or combinations or exchanges of Shares, or otherwise, the number of Shares available for Options or Rights and the number of Shares thereof covered by outstanding Options or Rights, shall be proportionately adjusted for any increase or decrease in the number of issued Shares by the Board; provided, that any fractional Shares resulting from such adjustment shall be eliminated, by rounding to the nearest, whole number.

                In the event of the proposed dissolution or liquidation of the Company, or in the event of an offer as defined in Section 10, or a proposed sale of substantially all of the assets of the Company, or in the event of any merger or consolidation of the Company with or into another corporation, or in the event of any corporate separation or dissolution including, but not limited to, split-up, split-off or spin off, the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option, at its then aggregate exercise price, solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, sale, consolidation or merger, or similar corporate event, by a holder of the number of Shares for which such Option might have been exercised immediately prior to such dissolution, liquidation, sale, consolidation or merger; or the Committee may provide, in the alternative, that each Option and Right granted under the Plan shall terminate as of a date to be fixed by the Board; provided, that no less than thirty days written notice of the date so fixed shall be given to each holder of Options and Rights, and each holder of Options and Rights shall have the right, during the period of thirty days preceding such termination, to exercise the Options and Rights as to all or any part of the Shares covered thereby, including Shares as to which such Options and Rights would not otherwise be exercisable.

                The preceding paragraph shall not apply to a merger or consolidation in which the Company is the surviving corporation and Shares are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of any corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or commination, but including any change in the Shares into two or more classes or series of shares), the Committee may provide that the holder of each Option and Right then exercisable shall have the right to exercise such Option or Right solely for the kind and amount of shares of Stock and other securities (including those of any new direct or indirect parent of the Corporation), property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares for which such Option or Right might have been exercised.

        9.      Stock Appreciation Rights - General Rights.

	(a)	The Committee shall have authority to grant a General Right to the holder of any Option granted under this Plan (the "Related Option") with respect to all or some of the Shares covered by such Related Option. A General Right may be granted either at the time of grant of the Related Option or at any time thereafter during its term. Each General Right shall be exercisable only if, and to the extent that, the Related Option is exercisable. Notwithstanding the provisions of the preceding sentence, no General Right may be exercised until the expiration of six months from the date of grant of the General Right unless prior to the expiration of such six-month period the holder of the General Right ceases to be an employee of the Company because of such holder's death or physical or mental incapacity. Upon the exercise of a General Right, the Related Option shall cease to be exercisable to the extent of the Shares with respect to which such General Right is exercised, but shall be considered to have been exercised to that extent for purposes of determining the number of

Shares available for the grant of further Options pursuant to this Plan. Upon the exercise or termination of a Related Option, the General Right with respect to such Related Options shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

	(b)	The term "Spread" as used in this Section 9 shall mean with
respect to the exercise of any General Right and amount equal to the product computed by multiplying (i) the excess of (A) the Fair Market Value per Share on the date such General Right is exercised over (B) the purchase price per Share at which the Related Option is exercisable by (ii) the number of Shares with respect to which such General Right is being exercised.

	(c)	Upon the exercise of a General Right, the holder thereof, except as provided in Paragraph (d) of this Section 9, shall be entitled at the holder's election to receive either:

		(i)	a number of Shares equal to the quotient computed by
dividing the Spread by the Fair Market Value per Share on the date of exercise of the General Right; provided, that in lieu of fractional of Shares the Company shall pay cash equal to the same fraction of the Fair Market Value per Share on the date of exercise of the General Right, or

		(ii)	an amount in cash equal to the Spread, or

		(iii)	a combination of cash in the amount specified in such
holder's notice of exercise, and a number of Shares calculated as provided in Clause (i) of this Paragraph (c), after reducing the Spread by such cash amount, plus cash in lieu of any fractional Share as above provided.

	(d)	Notwithstanding the provisions of Paragraph (c) of this Section
9, the Committee shall have sole discretion to consent to or disapprove the election of a holder of a General Right to receive cash in whole or in part ("Cash Election"), upon the exercise of a General Right. Such consent or disapproval may be given at any time after the election to which it relates. If the Committee shall disapprove a Cash Election, the exercise of the General Right with respect to which the Cash Election was made shall be of no effect but without prejudice to the right of the holder to exercise the General Right in the future in accordance with its terms.

	(e)	Notwithstanding the provisions of Paragraph (c) of this Section
9, a Cash Election may be made only during the period beginning on the third business day following the date of release for publication of the quarterly and annual summary statements of sales and the earnings of the Company and ending on the 12th business day following such date.

	(f)	A General Right may be granted to an Optionee irrespective of whether such Optionee is being granted or has been granted a Limited Right.

	(g)	A General Right shall not be transferable except by will or by the law of descent and distribution. During the life of a holder of a General Right, the General Right shall be exercisable only by such holder or the holder's guardian or legal representative.

	(h)	A person exercising a General Right shall not be treated as
having become the owner of any Shares issued on such exercise until the Secretary of the Company shall have given written notification to the Transfer Agent of such exercise.

	(i)	Each General Right shall be granted on such terms and conditions not inconsistent with this Plan as the Committee may determine and shall be evidenced by a right agreement, setting forth such terms and conditions, executed by the Company and the holder of the General Right (the "Right Agreement").

	(j)	To exercise a General Right, the holder shall (i) give written notice thereof to the Company in form satisfactory to the Committee addressed to the Secretary of the Company specifying (A) the number of Shares with respect to which the General Right is being exercised, and (B) the amount the holder elects to receive in cash and the amount the holder elects to receive in Shares with respect to the exercise of the General Right, and (ii) if requested by the Committee, deliver the Right Agreement relating to the General Right being exercised and the Option Agreement for the Option to which such General Right relates to the Secretary of the Company who shall endorse thereon a notation of such exercise and return the Right Agreement and Option Agreement to the Optionee. The date of exercise of a General Right which is validly exercised shall be deemed to be the date on which the Secretary of the Company shall have received the instruments referred to in the first sentence of this Paragraph
(j).

	(k)	The Company intends that Section 9 shall comply with the
requirements of Rule 16b-3 (the "Rule") under the Securities Exchange Act of 1934 during the term of this Plan. Should any provisions of this Section 9 not be necessary to comply with the requirements of the Rule or should any additional provisions be necessary for Section 9 to comply with the requirements of the Rule, the Board or Committee may amend this Plan to add to or modify the provisions of this Plan accordingly.

        10.     Stock Appreciation Rights - Limited Rights.

	(a)	The Committee shall have authority to grant a Limited Right to the holder of any Option granted under this Plan (the "Related Option") with respect to all or some of the Shares covered by such Related Option. A Limited Right may be granted either at the time of grant of the Related Option or at any time thereafter during its term. A Limited Right may be granted to an Optionee irrespective of whether such Optionee is being granted or has been granted a General Right. A Limited Right may be exercised only during the period beginning on the first day following the date of expiration of any Offer (as that term is defined in Paragraph (b) of this Section 10) for Shares and ending on the thirtieth day following such date. Each Limited Right shall be exercisable only if, and to the extent that, the Related Option is exercisable. Notwithstanding the provisions of the two immediately preceding sentences, no Limited Right may be exercised until the expiration of six months from the date of grant of the Limited Right. Upon the exercise of a Limited Right, the Related Option shall cease to be exercisable to the extent of the Shares with respect to which such Limited Right is exercised, but shall be considered to have been exercised to that extent for purposes of determining the number of Shares available for the grant of further Options pursuant to this Plan. Upon the exercise or termination of a Related Option, the Limited Right with respect to such Related Option shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

	(b)	The term "Offer" as used in this Section 10 shall mean any
tender offer or exchange offer for Shares, other than one made by the Company; provided that the corporation, person or other entity making the Offer acquires Shares pursuant to such Offer.

	(c)	The term "Offer Price per Share" as used in this Section 10
shall mean with respect to the exercise of any Limited Right, the highest price per Share paid in any Offer which Offer is in effect at any time during the period beginning on the sixtieth day prior to the date on which such Limited Right is exercised and ending on the date on which such Limited Right is exercised. Any securities or property which are part or all of the consideration paid for Shares in the Offer shall be valued in determining the Offer Price per Share at the higher of (i) the valuation placed on such securities or property by the corporation, person or other entity making such Offer or (ii) the valuation placed on such securities or property by the Committee.

	(d)	The term "Spread" as used in this Section 10 shall mean with respect to the exercise of any Limited Right an amount equal to the product computed by multiplying (i) the excess of (A) the Offer Price per Share over (B) the purchase price per Share at which the Related Option is exercisable by (ii) the number of Shares with respect to which such Limited Right is being exercised.

	(e)	Upon the exercise of a Limited Right, the holder thereof shall receive an amount in cash equal to the Spread.

	(f)	Notwithstanding any other provision of this Plan, no General
Right may be exercised at a time when any Limited Rights held by the holder of such General Right may be exercised.

	(g)	Paragraphs (g) through (k) of Section 9 with respect to transfer and exercise of a General Right and compliance of the Plan with the requirements of the Rule shall apply to Limited Rights with the same effect as if set forth in this Section 10.

        11. Substitute Awards. If an employee of a corporation, other than the Company, holds a stock option or stock appreciation right granted by such employee's employer-corporation (meaning thereby the corporation which actually employs the employee and any corporation which directly or indirectly controls the employee's actual employer), and the employee becomes an eligible employee of the company by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company and the employee's employer-corporation ("Reorganization"), then the Committee may select such employee as an Optionee and direct the granting to the employee of an award of Options and/or Rights in substitution for the stock options and/or stock appreciation rights held by the employee. The Committee shall determine the terms and conditions of the substitute awards which may vary from the terms and conditions required by the Plan. At the time of any substitute award, the Committee shall determine the number of shares to be taken into account and the exercise price per Share consistent with the provisions of the Plan.

        12. Amendment and Discontinuance of the Plan. The Board may at any time amend, modify, suspend or terminate the Plan, but except in accordance with the provisions of Section 8 hereof, no change shall be made which will have a material adverse effect upon any Option or Right previously granted unless the consent of the Optionee is obtained; provided, that, except in the case of adjustments made pursuant to Section 8 hereof, the Board may not, without further approval of the shareholders, (a) increase the maximum number of Shares for which Options and/or Rights may be granted under the Plan, or (b) change the class of persons eligible to receive Options and/or Rights; and provided further, that the provisions of the Plan providing for grants of Options specifically to Non-Employee Directors shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder.

        13. Approval by Shareholders. The Plan shall become effective upon approval by the shareholders of Computer Outsourcing Services, Inc., a Delaware Corporation.

        14. Use of Proceeds. The proceeds from the sale of Shares pursuant to Options granted under the Plan shall constitute general funds of the Company and many be used for its corporate purposes as the Board may determine.

        15. Agreement by Optionee Regarding Withholding Taxes. If the Committee shall so require, as a condition of exercise, each Optionee shall agree that:

        (i) no later than the date of exercise of any Option and/or Right granted hereunder, the Optionee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld with respect to the Shares subject to Options and/or Rights; and

        (ii) the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind, otherwise due to the Optionee, federal, state or local taxes of any kind required by law to be withheld with respect to the Shares subject to Options and/or Rights.

        16. Restricted Shares. In its discretion the Committee may issue Shares subject to certain restrictions upon exercise of Options pursuant to
Section 7 or upon exercise of a General Right and election to receive Shares pursuant to Section 9 of the Plan. The term "Restricted Shares" shall mean the Shares that are made subject to restrictions on the transferability thereof until the recipient has remained in the employ of the Company or a Subsidiary for a specified period of time.

	(a)	All restricted Shares shall be subject to (i) such restrictions on the transferability and encumbrance thereof until the recipient has remained in the employ of the Company for the period of time specified by the Committee with respect thereto, (ii) such provisions relating to the forfeiture of and right of the Company to reacquire the Shares if the recipient's employment terminates within such period of time, (iii) such provisions relating to the lapse of such restrictions, and (iv) such other terms and conditions, as may be determined by the Committee and are set forth in the Option Agreement. All stock certificates for such Shares shall bear a legend that the Shares represented thereby are subject to such restrictions, provisions, terms and conditions. If the Committee so determines, the stock certificates representing Restricted Shares shall be deposited by the recipient with a third party designated by the Committee until the restrictions thereon have lapsed.

	(b)	The existence of restrictions on Restricted Shares shall not affect the rights of the recipient as a stockholder of the Company including the right to receive dividends on and to vote such Restricted Shares except that any Shares issued as a stock dividend on or in a stock spilt-up of the Restricted

Shares or any other securities issued in exchange for the Restricted Shares shall be subject to the same restrictions, provisions, terms and conditions that are applicable to the Restricted Shares.

                                FORM OF PROXY


                       COMPUTER OUTSOURCING SERVICES, INC.
                  PROXY FOR THE ANNUAL MEETING ON APRIL 26, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Zach Lonstein and Robert Wallach proxies, each with the power to appoint his substitute and with authority in each to act in the absence of the other, to represent and to vote all shares of stock of Computer Outsourcing Services, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 2 Christie Heights Street, Leonia, New Jersey, on Wednesday, April 26, 2000 at 9:00AM local time, and at any adjournments thereof, (the "Meeting") as indicated on the proposals described in the Proxy Statement and all other matters properly coming before the Meeting.

                                    DATED:________________________________, 2000

                                    Signature:  ________________________________

                                    Signature:  ________________________________

                                    Please sign exactly as your name or names appear to the left. For joint accounts, both owners must sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

         A VOTE FOR ALL ITEMS IS RECOMMENDED BY THE BOARD OF DIRECTORS

1.  ELECTION OF DIRECTORS:

         |_| FOR all nominees listed below (except as marked to the contrary)

         |_| WITHHOLD AUTHORITY to vote for ALL nominees
             Peter J. DaPuzzo, Warren E. Ousley, Howard Waltman
INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee's name in the following space:


--------------------------------------------------------------------------------

2. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 21,000,000.
                         |_| FOR |_| AGAINST |_| ABSTAIN

3. PROPOSAL TO RESTATE THE COMPANY'S 1992 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN TO INCORPORATE PREVIOUS AMENDMENTS, MAKE MINOR CHANGES THAT DO NOT HAVE A SUBSANTIVE EFFECT, AND INCREASE THE NUMBER OF SHARES FOR WHICH OPTIONS MAY BE GRANTED TO 2,200,000.
                         |_| FOR |_| AGAINST |_| ABSTAIN

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, AND 3.

    IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE






















                                        2